UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2010

AspenBio Pharma, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement

On April 30, 2010, AspenBio Pharma, Inc. (the “Company”) entered into a Placement Agent Agreement relating to a registered direct offering by the Company of up to an aggregate of 2,409,639 units (“Units”), pursuant to which Lazard Capital Markets LLC served as the sole placement agent. Each Unit consists of one share of the Company’s common stock, no par value (“Common Stock”), and one warrant to purchase 0.285 shares of Common Stock. The sale of the Units is being made pursuant to Subscription Agreements, dated April 30, 2010 (the “Subscription Agreements”), with each of the investors. The investors have agreed to purchase the Units for a negotiated price of $4.15 per Unit, resulting in gross proceeds to the Company of approximately $10.0 million, before deducting placement agent’s fees and estimated offering expenses. The net offering proceeds to the Company from the sale of the Units, after deducting the Placement Agent’s fees and other estimated offering expenses payable by the Company, are expected to be approximately $9.15 million.

The per share exercise price of the warrants is $4.82.  The warrants are exercisable at any time on or after the date of closing and will expire on a date that is eight (8) months from the date of closing. The closing of the sale and issuance of the Units is expected to take place on or about May 5, 2010, subject to the satisfaction of customary closing conditions.

A copy of the Placement Agent Agreement, opinion of Ballard Spahr LLP, form of Subscription Agreement and form of Warrant are attached to this Current Report on Form 8-K as Exhibits 1.1, 5.1, 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Placement Agent Agreement, the Warrants and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these Exhibits.

On April 30, 2010, the Company issued a press release announcing the above-described offering of the Units. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company offered and is selling the above-described securities pursuant to a prospectus dated June 4, 2009 and a prospectus supplement dated April 30, 2010, pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-159249 and 333-166405), previously declared effective by the Securities and Exchange Commission (the “Shelf Registration Statement”). This report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1.1, 5.1, 10.1, 10.2 and 99.1 by reference into the Shelf Registration Statement.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

1.1	Placement Agent Agreement, dated April 30, 2010, between the Company and Lazard Capital Markets LLC.

5.1	Opinion of Ballard Spahr LLP.

10.1	Form of Subscription Agreement between the Company and each of the investors signatories thereto.

10.2	Form of Warrant between the Company and each of the investors signatories thereto.

99.1	Press release issued on April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

AspenBio Pharma, Inc. (Registrant)
Date: April 30, 2010	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Placement Agent Agreement, dated April 30, 2010, between the Company and Lazard Capital Markets LLC.
5.1	Opinion of Ballard Spahr LLP.
10.1	Form of Subscription Agreement between the Company and each of the investors signatories thereto.
10.2	Form of Warrant between the Company and each of the investors signatories thereto.
99.1	Press issued on April 30, 2009.